CONSENT OF COUNSEL

      We consent to the reference to our Firm under the heading "COUNSEL" in Post-Effective Amendment No. 34 to the Registration Statement on Form N-1A of The GAMCO Westwood Funds as filed with the Securities and Exchange Commission on or about January 28, 2008.

/s/ PAUL, HASTINGS, JANOFSKY & WALKER LLP
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   PAUL, HASTINGS, JANOFSKY & WALKER LLP

New York, New York
January 28, 2008